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                                   Exhibit 23


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32522) pertaining to the United Bankshares, Inc. Savings and Stock Investment Plan of our report dated June 22, 2001, with respect to the financial statements and supplemental schedules of the United Bankshares, Inc. Savings and Stock Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                           /s/ Ernst & Young LLP


Charleston, West Virginia
June 27, 2001